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                      [McFARLAND & ALTON P.S. LETTERHEAD]

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in, and incorporation by reference in, the registration statement on Form 10-SB of Inland Northwest Bancorporation, Inc. of our report dated January 13, 1998, except for Note 22 as to which the date is January 20, 1998, on our audit of the financial statements and financial statement schedules of Inland Northwest Bancorporation, Inc. as of and for the years ended December 31, 1997 and 1996. We also consent to the reference to our firm in such registration statement.

                                            /s/ McFarland & Alton, P.S.

Spokane, Washington
June 30, 1998